UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2005

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas	77024-3411
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Effective as of December 30, 2005, Frontier Oil Corporation (the “Company”) entered into an Executive Change in Control Severance Agreement (the “Agreement”) with Leo J. Hoonakkker, Vice President - Treasurer of Frontier Refining & Marketing Inc., a subsidiary of the Company.

The Agreement has a three-year term and automatically terminates eighteen months after the date of a change in control. In the event of a change in control, the Agreement requires that the Company, or a successor, employ the person as an officer of the Company and provide compensation to the officer consisting of an annual base salary no less than the rate in effect immediately prior to the change in control plus customary increases, a minimum target bonus range of 35% of such officer’s base salary, the right to participate in the Company’s compensation plans on terms no less favorable than existed prior to the change in control and entitlement to the employee benefits offered by the Company at least equal to those provided immediately prior to the change in control.

A “change in control” is deemed to occur under the Agreement (a) upon any person or group becoming the beneficial owner of 25% or more of the voting power of the Company’s then outstanding voting securities, (b) when there is a change in the composition of the board of directors of the Company that results in less than a majority of the incumbent directors remaining in office, (c) upon the disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, unless the persons who were the beneficial owners of the outstanding voting securities of the Company immediately prior to such transaction beneficially own more than 50% of the then outstanding voting securities or (d) the adoption of a plan of liquidation or dissolution.

An officer will be entitled to a severance payment in the event that his employment is terminated after a change in control, (a) by the Company for any reason other than for “cause” or “disability” (each as defined in the New Agreement), (b) by the officer because of non-reelection to, or removal from, his position, a significant change in the nature or scope of the duties and powers of the officer or a reduction in compensation or benefits, a good faith determination that a change in control has significantly changed his ability to carry out his duties and powers, an unremedied breach of his New Agreement by the Company or the failure of a successor to the Company to assume the duties and obligations under his Agreement. Upon such officer’s termination, he will be entitled to receive a severance amount equal to one-and-one-half times the sum of his base salary, annual target bonus amount and 30% of his annual base salary. In addition, all of his equity-based compensation awards will vest in full.

The description of the Agreement contained herein does not purport to be a complete statement of the parties’ rights and obligations thereunder. The statements herein are qualified in their entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit
10.1	Executive Change in Control Severance Agreement, effective as of December 30, 2005, by and between Frontier Oil Corporation and Leo J. Hoonakker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2006

FRONTIER OIL CORPORATION

By:	/s/ Michael C. Jennings
Michael C. Jennings
Executive Vice President and Chief Financial Officer